EXHIBIT 23.2
                                                                    ------------







                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 333-_____) and related Prospectus of Precise Software Solutions Ltd. for the registration of up to an aggregate of 820,434 of its ordinary shares and to the incorporation by reference therein of our report dated August 23, 2000, with respect to the financial statements of Savant Corporation included in its Current Report on Form 8-K dated December 20, 2000, filed with the Securities and Exchange Commission.




                                                          /s/ Ernst & Young LLP

McLean, Virginia
July 25, 2001